CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED FROM THIS DOCUMENT. SUCH OMISSIONS ARE NOTED BY “[**]”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.14

Seiko Epson Corporation

3-5 Owa 3-chome

Suwa-shi

Nagano-ken

392 Japan

24 January 2000

Your ref

Our ref BLBZ/SARZ-000147/705264

Dear Sirs

Cross License Agreement dated 25 November 1999

This is the side letter referred to on the signature page of the above mentioned agreement (“the Agreement”). The signature page of the agreement required the side-letter to be agreed within 30 days of the signing of the agreement, but the date to be agreed was extended by both parties’ consent. I write to confirm that we have agreed that:

1.	The terms of this letter shall amend and are hereby incorporated into the Agreement, and the definitions used in the Agreement shall apply to this letter. For the avoidance of doubt in the event of any conflict between the terms of this letter and those of the Agreement, the terms of this letter shall prevail.

2.	References to clauses shall mean references to clauses in the Agreement unless otherwise stated.

3.	It is envisaged that CDT’s normal practice will be to seek from all relevant potential third party sub-licensees of SEC Background Technology both the grant back of a licence of the type referred to in clause 3.2(b)(ii)(1) and a royalty as referred to in clause 3.2(b)(ii)(2). Where obtaining both such a grant back and royalty is not possible, CDT shall inform SEC of the situation before granting a sub-license for SEC’s consent if the situation comes under any one of the following (a), (b), or (c);

(a)	Such third party does not give grant back in the manner contemplated in clause 3.2(b)(ii)(1) and that such third party owns patents or pending applications of a type included within the above definition of CDT Background Technology and has the possibility to obstruct SEC’s business in this regard;

(b)	Such third party does not give grant back in the manner contemplated in clause (3.2(b)(ii)(1) and that such third party is conducting or planning to conduct research or development relating to CDT Background Technology and has a possibility of filing a patent application thereof.

(c)	[**]

Based on the information from CDT, CDT and SEC shall discuss and determine the suitable terms and conditions for such a sub-license and SEC will not unreasonably withhold its consent to give a sub-license to such third party with respect to SEC’s Background Technology.

4.	With respect to clause 3.2(b)(iii) CDT also confirms that CDT will not permit the relevant third party to sub-license the rights granted to it in respect of SEC’s Background Technology otherwise than to any member of that third party’s Group.

Please sign this letter to indicate your acceptance of its terms. Upon such signature the Agreement shall be deemed redated and shall otherwise continue in force and effect.

Yours faithfully

/s/ D. Chapchal
D. Chapchal

For and on behalf of Cambridge Display Technology Ltd.

Agreed by

/s/ Masanori Kawai
Masanori Kawai Managing Director For and on behalf of Seiko Epson Corporation

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